CONTACT:
{LOGO OMITTED]
                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                         (T) 561 547 9499, x 226
                                                  investor-relations@puradyn.com
                                                  ------------------------------
                                                          http://www.puradyn.com
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               PURADYN RECEIVES NOTICE OF NON-COMPLIANCE FROM AMEX
             - Company to submit plan of action to retain listing -


BOYNTON BEACH, FL - MAY 4, 2005 - PURADYN FILTER TECHNOLOGIES INC. (AMEX: PFT) announced today that it has received a letter of notice from the Staff of the American Stock Exchange (AMEX) indicating that the Company is below certain of the Exchange's continued listing standards. Specifically, as set forth in Sections 1003(a)(i) and (ii) of the AMEX Company Guide, the Company has sustained losses from continuing operations and/or net losses in two out of its three most recent fiscal years with stockholders' equity of less than $2 million, and losses from continuing operations and/or net losses in three out of its four most recent fiscal years with stockholders' equity of less than $4 million.

The Company has been given the opportunity to submit a plan to the AMEX outlining actions it has taken, or will take, over the next 18 months that will bring it into compliance with continued listing standards. The Company intends to submit a compliance plan to AMEX by May 31, 2005 and the Company's Common Stock continues to trade on AMEX.

If AMEX accepts the plan, the Company may be able to continue its listing during the plan period of up to 18 months, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If the plan is not accepted by AMEX, or if accepted but the Company is not in compliance with continued listing standards at the end of the 18-month period, or has not made progress consistent with the plan, the AMEX may still elect to initiate delisting proceedings with regard to the Company's Common Stock.

"As outlined in our 2004 earnings release, the Company is currently in the process of raising capital. This capital is necessary to meet the ongoing listing requirements of AMEX as well as providing the funding needed to advance our business plan." said Joseph V. Vittoria, Chairman.

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
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PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) Bypass Oil
Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.


STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.